UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 11, 2014

OMEGA HEALTHCARE INVESTORS, INC.

(Exact name of registrant as specified in charter)

Maryland	1-11316	38-3041398
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 International Circle

Suite 3500

Hunt Valley, Maryland 21030

(Address of principal executive offices / Zip Code)

(410) 427-1700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 1.01. Entry into a Material Definitive Agreement.

Offering of 4.50% Senior Notes due 2025: Indenture

On September 4, 2014, Omega and certain of its subsidiaries entered into a Purchase Agreement with J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Credit Agricole Securities (USA) Inc. and RBS Securities Inc., collectively on behalf of the several initial purchasers, providing for the sale of $250 million aggregate principal amount of Omega’s 4.50% Senior Notes due 2025, or the 2025 Notes.

On September 11, 2014, Omega completed the issuance and sale of the 2025 Notes to the initial purchasers as contemplated by the Purchase Agreement. The 2025 Notes were sold at an issue price of 99.131% of their face value plus accrued interest, if any, from September 11, 2014. Omega intends to use the net proceeds of the offering to repay a portion of its indebtedness outstanding under its outstanding revolving credit facility and the remainder, if any, for general corporate purposes.

The 2025 Notes were issued pursuant to an indenture dated as of September 11, 2014 among Omega, certain of its subsidiaries, as guarantors, and U.S. Bank National Association, as trustee. The 2025 Notes mature on January 15, 2025. The 2025 Notes bear an interest rate of 4.50% per annum, payable semi-annually in arrears on January 15 and July 15 of each year, commencing on July 15, 2015. The notes will be fully and unconditionally guaranteed, jointly and severally, by our existing and future subsidiaries that guarantee indebtedness for money borrowed of Omega in a principal amount at least equal to $50 million (including as of the date hereof our existing senior notes and the facilities under our revolving credit agreement).

The 2025 Notes are Omega’s unsecured senior obligations and will rank equally in right of payment with all of Omega’s existing and future senior debt and senior in right of payment to all of Omega’s existing and future subordinated debt. The 2025 Notes will be effectively subordinated in right of payment to any of Omega’s future secured indebtedness to the extent of the value of the assets securing such indebtedness. The notes will be structurally subordinated to all existing and future liabilities (including indebtedness, trade payable and lease obligations) of each of Omega’s non-guarantor subsidiaries.

Omega may redeem some or all of the notes prior to October 15, 2024 at a price equal to 100% of the principal amount thereof plus a “make-whole” premium, and accrued and unpaid interest, if any, to, but not including, the applicable redemption date. The notes will be redeemable at any time on or after October 15, 2024 at a redemption price equal to 100% of the principal amount thereof plus accrued and unpaid interest, if any, to, but not including, the applicable redemption date.

The indenture governing the 2025 Notes contains certain covenants that limit the ability of Omega and certain of its subsidiaries to, among other things, incur additional indebtedness and merge, consolidate or sell all or substantially all of the assets of Omega or its subsidiaries’ assets, and that require Omega and its subsidiaries, on a consolidated basis, to maintain a minimum ratio of total unencumbered assets to unsecured indebtedness.

2

The indenture governing the 2025 Notes contains customary events of default including, without limitation, failure to make required payments, failure to comply with certain agreements or covenants, cross-acceleration to certain other indebtedness in excess of specified amounts, certain events of bankruptcy and insolvency, and failure to pay certain judgments. An event of default under the indenture governing the 2025 Notes will allow either the Trustee or the holders of at least 25% in principal amount of the then outstanding 2025 Notes to accelerate, or in certain cases, will automatically cause the acceleration of, the amounts due under the 2025 Notes.

The foregoing description of the 2025 Notes and the indenture governing the 2025 Notes is qualified in its entirety by reference to the actual text of the indenture governing the 2025 Notes (including the forms of 2025 Notes included therein), which is filed herewith as Exhibit 4.1 and is incorporated herein by reference.

Offering of 4.50% Senior Notes due 2025: Registration Rights Agreement

In connection with the issuance of the 2025 Notes on September 11, 2014, Omega entered into a Registration Rights Agreement with J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Credit Agricole Securities (USA) Inc. and RBS Securities Inc., collectively on behalf of the several initial purchasers, pursuant to which Omega agreed to use commercially reasonable efforts to (i) file a registration statement within 220 days after September 11, 2014, enabling holders to exchange the 2025 Notes for publicly registered exchange notes with nearly identical terms; (ii) cause the registration statement to become effective within 270 days after September 11, 2014; (iii) consummate the exchange offer within 360 days after September 11, 2014; and (iv) file a shelf registration statement for the resale of the 2025 Notes if Omega cannot effect an exchange offer within the time periods listed above and in certain other circumstances. If Omega does not meet the target dates described above, Omega will be obligated to pay to each holder of outstanding 2025 Notes liquidated damages accruing at the rate of 0.25% per annum on the outstanding principal amount of such 2025 Notes, subject to certain exceptions. The amount of such liquidated damages will increase by an additional 0.25% per annum at the beginning of each subsequent 90-day period until all registration defaults are cured, up to maximum liquidated damages at the rate of 1.0% per annum.

The foregoing description of the Registration Rights Agreement is qualified in its entirety by reference to the actual text of the Registration Rights Agreement, which is filed herewith as Exhibit 4.2 and is incorporated herein by reference.

Item 2.03.         Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure contained in “Item 1.01. Entry into a Material Definitive Agreement” is incorporated in this Item 2.03 by reference.

Item 9.01           Financial Statements and Exhibits.

(d) Exhibits

3

Exhibit No.	Description of Exhibit

4.1	Indenture, dated as of September 11, 2014, by and among Omega, the subsidiary guarantors named therein, and U.S. Bank National Association, as trustee.

4.2	Registration Rights Agreement, dated as of September 11, 2014, by and among Omega, the subsidiary guarantors named therein, and J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Credit Agricole Securities (USA) Inc. and RBS Securities Inc., collectively on behalf of the several Initial Purchasers.

4

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OMEGA HEALTHCARE INVESTORS, INC.
(Registrant)

Dated: September 11, 2014	By:	/s/ Robert O. Stephenson
Robert O. Stephenson
Treasurer and Chief Financial Officer

5

Exhibit Index

Exhibit No.	Description of Exhibit

4.1	Indenture, dated as of September 11, 2014, by and among Omega, the guarantors named therein, and U.S. Bank National Association, as trustee.

4.2	Registration Rights Agreement, dated as of September 11, 2014, by and among Omega, the subsidiary guarantors named therein, and J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Credit Agricole Securities (USA) Inc. and RBS Securities Inc., collectively on behalf of the several Initial Purchasers.